      As filed with the Securities and Exchange Commission on May 1, 1995

                                                       Registration No. 33-_____
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                               ----------------

                          THE WILLIAMS COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

                               ----------------

               Delaware                                          73-0569878
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

           One Williams Center                                       74172
             Tulsa, Oklahoma                                      (Zip Code)
(Address of principal executive offices)

                               ----------------

                             TEXAS GAS THRIFT PLAN
                              (Full title of plan)

                               ----------------

                             DAVID M. HIGBEE, ESQ.
                          The Williams Companies, Inc.
                              One Williams Center
                                Tulsa, OK  74172
                                 (918) 588-2000
           (Name, address and telephone number of agent for service)

                               ----------------

                       CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                    Proposed              Proposed
                                                    Maximum               Maximum
    Title of                  Amount                Offering              Aggregate             Amount of
 Securities to                to be                 Price                 Offering             Registration
 be Registered              Registered              Per Unit(1)           Price(2)                 Fee
- ------------------------------------------------------------------------------------------------------------
Common Stock,
  ($1 par value)            1,000,000(3)            $30 3/4               $30,750,000           $10,604
============================================================================================================

(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on April 19, 1995.

(2)      Estimated solely for the purpose of calculating the filing fee.

(3) Includes one-half of a Right issuable under the terms of The Williams Companies, Inc. Rights Plan for each share of stock.

===============================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are hereby incorporated by reference and made a part of this prospectus:

      (a)    (1)  The Williams Companies, Inc. (the "Company" or "Williams"),
                  Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

             (2) The Texas Gas Thrift Plan's (the "Plan") Annual Report on Form 11-K for the fiscal year ended December 31, 1993.

      (b) Williams Current Reports on Form 8-K, dated January 5, 1995, January 11, 1995, and Form 8-K/A, dated March 29, 1995, excluding Item 8 of Transco Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which is incorporated by reference in the Form 8-K/A.

      (c) The Company is authorized to issue 240,000,000 shares of Common Stock, $1.00 par value per share. As of March 24, 1995, 91,028,261 shares of Common Stock were outstanding. The following description of the shares of Common Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company's Restated Certificate of Incorporation, as amended, which is incorporated by reference in this Registration Statement.

                  Holders of Common Stock are entitled to dividends as declared by the Board of Directors. Certain of the Company's loan agreements contain provisions restricting the payment of dividends. Under the most restrictive of such provisions, the Company had approximately $565 million available at December 31, 1994, for the payment of dividends. Debt instruments of certain subsidiaries of the Company limit the amount of dividend payments to the Company which may adversely impact the funds available to the Company to pay dividends on its Common Stock.

                  Subject to the rights of the holders of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to cast one vote for each share held of record on all matters. Voting securities do not have cumulative voting rights. This means that the holders of more than 50 percent of the voting power of all securities outstanding voting for the election of directors can elect 100 percent of the directors if they choose to do so; and in such event, the holders of the remaining voting power will not be able to elect any person or persons to the Board of Directors.

                  Stockholders have no preemptive or subscription rights upon the issuance of additional shares of the Company's stock of any class or series. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of the Company available for distribution after provision for creditors and holders of preferred stock. All of the issued and outstanding Common Stock is duly authorized, validly issued, fully paid and will not be subject to further calls or assessments.

                  ANTITAKEOVER PROVISIONS

                  The provisions of the Company's Restated Certificate of Incorporation, as amended, summarized in the succeeding paragraphs may be deemed to have an antitakeover effect and may delay a tender offer or takeover attempt which a stockholder might consider in such stockholder's best interest, including those attempts which might result in a premium over the market price for the shares held by stockholders.

                  The Board of Directors of the Company is divided into three classes. Members of each class are elected for three-year terms. Stockholders may only remove any one or all of the directors for cause and by an affirmative vote of 75 percent of the voting power of the stock.

                  The Restated Certificate of Incorporation, as amended, provides that the approval of 75 percent of the voting power of the stock is required for the authorization of certain mergers and sales or leases of substantial parts of the assets of the Company.

                  The affirmative vote of 75 percent of the voting power of the stock is required to amend the provisions of the Restated Certificate of Incorporation, as amended, referred to in the preceding two paragraphs.

                  On January 26, 1986, the Board of Directors of the Company declared a dividend distribution of 0.5 Right for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company a unit consisting of one two-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1 per share (the "Junior Preferred Stock"), at a price of $75 per Unit, subject to adjustment (the "Purchase Price"). This description of the Rights is qualified in its entirety by reference to the Amended and Restated Rights Agreement, dated as of July 12, 1988, between Williams and First Chicago Trust Company of New York (the "Rights Agreement") which is incorporated herein by reference and which is an exhibit to this Registration Statement.

                  The Rights attach to all Common Stock certificates representing outstanding shares. No separate Rights certificates have been distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30 percent or more of such outstanding shares, or (iii) ten business days after the Board of Directors of the Company determines any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 10 percent of the shares of Common Stock outstanding) and at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, shall determine that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such persons or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company (any such person being referred to herein and in the Rights Agreement as an "Adverse Person"). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors and as described in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Junior Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 6, 1996, unless earlier redeemed by the Company as described below.

                  In the event that, at any time following the Distribution Date, (i) a Person becomes the beneficial owner of more than 20 percent of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders) or (ii) the Board of Directors determines that a Person is an Adverse Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person shall immediately become null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph) or
                  (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the "Triggering Events."

                  The Purchase Price payable, and the number of Units of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock; (ii) if holders of the Junior Preferred Stock are granted certain rights or warrants to subscribe for Junior Preferred Stock or convertible securities at less than the current market price of the Junior Preferred Stock; or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1 percent of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading date prior to the date of exercise.

                  At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"), payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

                  Under the Company's Restated Certificate of Incorporation, as amended, the Company is authorized to issue up to 30,000,000 shares of Preferred Stock, par value $1.00 per share, in one or more series. The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Preferred Stock may differ from the terms set forth below. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to the Restated Certificate of Incorporation, as amended, and to the certificate of designation relating to that series.

                  As of March 31, 1995, there were 3,630,100 shares of the Company's $2.21 Cumulative Preferred Stock outstanding with a liquidation preference of $25 per share.

                  The Preferred Stock will rank senior to the Company's Junior Preferred Stock as to dividends and amounts payable upon liquidation.

                  The rights of the holders of each series of Preferred Stock will be subordinate to those of the Company's general creditors.

      All reports subsequently filed by Williams pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements and schedules referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

      The financial statements and schedules of the Texas Gas Thrift Plan as of December 31, 1993 and 1992 and for the years then ended incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

      The reports of independent auditors relating to the audited consolidated financial statements and schedules of the Company in any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

      Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 8.  EXHIBITS.

      *(4.1)      --    Restated Certificate of Incorporation of Williams
                        (filed as Exhibit 4(a) to Form 8-B Registration
                        Statement, filed August 20, 1987).

      *(4.2)      --    Certificate of Designation with respect to the $2.21
                        Cumulative Preferred Stock (filed as Exhibit 4.3 to
                        Form S-3 Registration Statement No. 33-50970, filed
                        August 19, 1992).

      *(4.3)      --    Certificate of Increase of Authorized Number of Shares
                        of Series A Junior Participating Preferred Stock (filed as Exhibit 3(c) to Form 10-K for the year ended
                        December 31, 1988).

      *(4.4)      --    Certificate of Amendment of Restated Certificate of
                        Incorporation, dated May 20, 1994 (filed as Exhibit
                        3(d) to Form 10-K for the fiscal year ended December
                        31, 1994).

      *(4.5)      --    Form of Certificate of Designation, Preferences and
                        Rights with respect to the $3.50 Cumulative Convertible
                        Preferred Stock (filed as a part of Annex A to Form S-4
                        Registration Statement No.  33-57639, filed February 9,
                        1995).

      *(4.6)      --    Amended and Restated Rights Agreement, dated as of July
                        12, 1988, between Williams and First Chicago Trust
                        Company of New York (filed as Exhibit 4(c) to Williams
                        Form 8, dated July 28, 1988).

      *(4.7)      --    By-laws of Williams (filed as Exhibit 3 to Form 10-Q
                        for the quarter ended September 30, 1993).

      *(4.8)      --    Form of Senior Debt Indenture between the Company and
                        Chemical Bank, Trustee, relating to the 10 1/4%
                        Debentures, due 2020; the 9 3/8% Debentures, due 2021;
                        the 8 1/4% Notes, due 1998; Medium- Term Notes
                        (8.50%-9.31%), due 1996 through 2001; the 7 1/2% Notes,
                        due 1999, and the 8 7/8% Debentures, due 2012 (filed as
                        Exhibit 4.1 to Form S-3 Registration Statement No.
                        33-33294, filed February 2, 1990).

      *(4.9)      --    U.S. $800,000,000 Credit Agreement, dated as of
                        February 23, 1995, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(b) to Form 10-K for the year ended December 31, 1994).

      (4.10)      --    6% Convertible Subordinated Debenture Due 2005 and
                        Warrant to Purchase Common Stock issued to Williams
                        Holdings of Delaware, Inc. on April 15, 1995.

       (5.1)      --    Opinion and Consent of David M. Higbee, Esq., Secretary
                        and Counsel for the Company, relating to the validity of the securities.

      (23.1)      --    Consent of David M. Higbee (contained in Exhibit 5.1).

      (23.2)      --    Consent of Ernst & Young LLP.

      (23.3)      --    Consent of Arthur Andersen LLP.

      (24.1)      --    Power of Attorney.

      (24.2)      --    Certified copy of resolution authorizing signatures
                        pursuant to Power of Attorney.

      (99)        --    Texas Gas Thrift Plan (9th Amendment)(as of January 1,
                        1995).


_______________________________

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, That paragraphs (a)(1)(i) and
                      (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 1st day of May, 1995.


                                           THE WILLIAMS COMPANIES, INC.
                                           (Registrant)



                                           By      s/David M. Higbee
                                           -------------------------------
                                                    (David M. Higbee,
                                                    Attorney-in-fact)


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 1, 1995:


             SIGNATURE                                      TITLE
             ---------                                      -----
                  *                                         Chairman of the Board, President
- -----------------------------------                           and Chief Executive Officer)
          Keith E. Bailey                                     (Principal Executive Officer)


                  *                                         Senior Vice President
- -----------------------------------                           (Principal Financial Officer)
         Jack D. McCarthy


                  *                                         Controller
- -----------------------------------                           (Principal Accounting Officer)
          Gary R. Belitz


                  *                                         Director
- -----------------------------------
        Harold W. Andersen


                  *                                         Director
- -----------------------------------
          Ralph E. Bailey


                  *                                         Director
- -----------------------------------
           Glenn A. Cox


                  *                                         Director
- -----------------------------------
       Thomas H. Cruikshank


                  *                                         Director
- -----------------------------------
          Ervin S. Duggan


                  *                                         Director
- -----------------------------------
        Robert J. LaFortune


                  *                                         Director
- -----------------------------------
          James C. Lewis

                  *                                         Director
- -----------------------------------
        Jack A. MacAllister


                  *                                         Director
- -----------------------------------
         James A. McClure


                  *                                         Director
- -----------------------------------
          Peter C. Meinig


                  *                                         Director
- -----------------------------------
            Kay A. Orr


                  *                                         Director
- -----------------------------------
         Gordon R. Parker


                  *                                         Director
- -----------------------------------
        Joseph H. Williams



*By  s/David M. Higbee
   -----------------------------------
   (David M. Higbee, Attorney-in-fact)

                                   SIGNATURES


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tulsa and State of Oklahoma on the 1st day of May, 1995.



                                        TEXAS GAS THRIFT PLAN

                                        ADMINISTRATIVE COMMITTEE


                                        By /s/ John C. Fischer
                                        ---------------------------------
                                           John C. Fischer

                              INDEX TO EXHIBITS

      *(4.1)      --    Restated Certificate of Incorporation of Williams
                        (filed as Exhibit 4(a) to Form 8-B Registration
                        Statement, filed August 20, 1987).

      *(4.2)      --    Certificate of Designation with respect to the $2.21
                        Cumulative Preferred Stock (filed as Exhibit 4.3 to
                        Form S-3 Registration Statement No. 33-50970, filed
                        August 19, 1992).

      *(4.3)      --    Certificate of Increase of Authorized Number of Shares
                        of Series A Junior Participating Preferred Stock (filed as Exhibit 3(c) to Form 10-K for the year ended
                        December 31, 1988).

      *(4.4)      --    Certificate of Amendment of Restated Certificate of
                        Incorporation, dated May 20, 1994 (filed as Exhibit
                        3(d) to Form 10-K for the fiscal year ended December
                        31, 1994).

      *(4.5)      --    Form of Certificate of Designation, Preferences and
                        Rights with respect to the $3.50 Cumulative Convertible
                        Preferred Stock (filed as a part of Annex A to Form S-4
                        Registration Statement No.  33-57639, filed February 9,
                        1995).

      *(4.6)      --    Amended and Restated Rights Agreement, dated as of July
                        12, 1988, between Williams and First Chicago Trust
                        Company of New York (filed as Exhibit 4(c) to Williams
                        Form 8, dated July 28, 1988).

      *(4.7)      --    By-laws of Williams (filed as Exhibit 3 to Form 10-Q
                        for the quarter ended September 30, 1993).

      *(4.8)      --    Form of Senior Debt Indenture between the Company and
                        Chemical Bank, Trustee, relating to the 10 1/4%
                        Debentures, due 2020; the 9 3/8% Debentures, due 2021;
                        the 8 1/4% Notes, due 1998; Medium- Term Notes
                        (8.50%-9.31%), due 1996 through 2001; the 7 1/2% Notes,
                        due 1999, and the 8 7/8% Debentures, due 2012 (filed as
                        Exhibit 4.1 to Form S-3 Registration Statement No.
                        33-33294, filed February 2, 1990).

      *(4.9)      --    U.S. $800,000,000 Credit Agreement, dated as of
                        February 23, 1995, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(b) to Form 10-K for the year ended December 31, 1994).

      (4.10)      --    6% Convertible Subordinated Debenture Due 2005 and
                        Warrant to Purchase Common Stock issued to Williams
                        Holdings of Delaware, Inc. on April 15, 1995.

       (5.1)      --    Opinion and Consent of David M. Higbee, Esq., Secretary
                        and Counsel for the Company, relating to the validity of the securities.

      (23.1)      --    Consent of David M. Higbee (contained in Exhibit 5.1).

      (23.2)      --    Consent of Ernst & Young LLP.

      (23.3)      --    Consent of Arthur Andersen LLP.

      (24.1)      --    Power of Attorney.

      (24.2)      --    Certified copy of resolution authorizing signatures
                        pursuant to Power of Attorney.

      (99)        --    Texas Gas Thrift Plan (9th Amendment)(as of January 1,
                        1995).


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*   The exhibits have heretofore been filed with the Securities and Exchange
    Commission as part of the filing indicated and are incorporated herein by reference.